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    As filed with the Securities and Exchange Commission on December 23, 1997
                                               Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                         SINCLAIR BROADCAST GROUP, INC.
             (Exact name of registrant as specified in its charter)

           MARYLAND                                            52-149660
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                          identification number)

                               2000 W. 41st Street
                            Baltimore, Maryland 21211
                                 (410) 467-5005
                    (Address of Principal Executive Offices)

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                           401(K) PROFIT SHARING PLAN

                            (Full title of the plan)


                                 DAVID D. SMITH
                               2000 W. 41ST STREET
                            BALTIMORE, MARYLAND 21211
                                 (410) 467-5005

(Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                            JOHN B. WATKINS, ESQUIRE
                           WILMER, CUTLER & PICKERING
                               2445 M STREET, N.W.
                              WASHINGTON, DC 20037
                                 (202) 663-6000


                           ---------------------------


                         CALCULATION OF REGISTRATION FEE


                                                                            Proposed         Proposed
                                    Title of                                Maximum           Maximum
                                   Securities              Amount           Offering         Aggregate        Amount of
                                     to be                 to be             Price           Offering       Registration
       Name of Plan                Registered            Registered        Per Share           Price             Fee
-----------------------------------------------------------------------------------------------------------------------------
Employee Stock              Class A Common                500,000           $39.50(1)     $19,750,000        $5,827
Purchase Plan               Stock, par value
                            $0.01 per share
-----------------------------------------------------------------------------------------------------------------------------
401(k) Profit Sharing       Class A Common                400,000           $39.50(1)     $15,800,000        $4,661
Plan                        Stock, par value
                            $0.01 per share
-----------------------------------------------------------------------------------------------------------------------------

(1) In accordance with Rule 457(h) and 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis of the average of the high and low prices reported in the Nasdaq Stock Market on December 16, 1997.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Sinclair Broadcast Group, Inc. (the "Registrant" or the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference

          The Company hereby  incorporates by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (prior to filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended).

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996.

          (c) The description of the Company's Common Stock, which is included in the Prospectus filed by the Company pursuant to Rule 424(b) on December 12, 1997.

ITEM 4.   Description of Securities

          Not applicable.

ITEM 5.   Interests of Named Experts and Counsel

          Not applicable.

ITEM 6.   Indemnification of Directors and Officers

          The Articles of Amendment and Restatement and By-laws of the Company state that the Company shall indemnify, and advance expenses to, its directors and officers whether serving the Company or at the request of another entity to the fullest extent permitted by and in accordance with Section 2-418 of the Maryland General Corporation Law. Section 2-418 contains certain provisions which establish that a Maryland corporation may indemnify any director or officer made party to any proceeding by reason of service in that capacity against judgements, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with such proceeding unless it is established that the director's or officer's act or omission was material to the matter giving rise to the proceeding and the director or officer
(i) acted in bad faith or with active and deliberate dishonestly; (ii) actually received an improper personal benefit in money, property or services; or (iii) in the case of an criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding was one by or in the right of the corporation, indemnification may not be made if the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order

          Section 12 of Articles II of the Amended By-laws of Sinclair Broadcast Group, Inc. provides as follows:

         A director shall perform his duties as director, including his duties as a member of any Committee of the Board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or present by:

          (a)       one or more  officers or employees of the  Corporation  whom
                    the  director   reasonably   believes  to  be  reliable  and
                    competent in the matters presented;

          (b) counsel, certified public accountants, or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

          (c) a Committee of the Board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the By-laws, as to matters within its designated authority, which Committee the director reasonably believes to merit confidence.

          A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his duties in compliance with this Section shall have no liability by reason of being or having been a director of the Corporation.

          The Company has also entered into indemnification agreements with certain officers and directors which provide that the Company shall indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law in effect on the date of the agreement, and to such greater extent as applicable law may thereafter from time to time permit. Such agreements provide for the advancement of expenses (subject to reimbursement if it is ultimately determined that the officer or director is not entitled to indemnification) prior to the final disposition of any claim or proceeding.

ITEM 7.  Exemption from Registration Claimed

         Not Applicable.

ITEM 8.  Exhibits

         The  Exhibit  Index   attached  to  this   registration   statement  is
incorporated herein by reference.

ITEM 9.  Undertakings

         The undersigned Registrant hereby undertakes the following:

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on the 22nd day of December 1997.

                                      SINCLAIR BROADCAST GROUP, INC.



                                      By: /s/ DAVID D. SMITH
                                          --------------------------------
                                          David D. Smith
                                          Chief Executive Officer and President


                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints David D. Smith and David B. Amy as his or her true and lawful attorneys-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



           Signature                                     Title                              Date
           ---------                                     -----                              ----

 /s/ David D. Smith
-----------------------------------------      Chairman of the Board,                   December 22, 1997
        David D. Smith                         Chief Executive Officer,
                                               President and Director
                                               (Principal executive officer)


 /s/ David B. Amy
-----------------------------------------      Chief Financial Officer                  December 22, 1997
        David B. Amy                           (Principal Financial and
                                               Accounting Officer)


 /s/ Frederick G. Smith
-----------------------------------------      Director                                 December 22, 1997
        Frederick G. Smith


           Signature                           Title                                           Date
           ---------                           -----                                           ----


 /s/ J. Duncan Smith                           Director                                 December 22, 1997
---------------------------------------
        J. Duncan Smith



 /s/ Robert E. Smith                           Director                                 December 22, 1997
----------------------------------------
        Robert E. Smith



 /s/ Basil A. Thomas                           Director                                 December 22, 1997
---------------------------------------
        Basil A. Thomas



 /s/ Lawrence E. McCanna                       Director                                 December 22, 1997
----------------------------------
    Lawrence E. McCanna

                                  EXHIBIT INDEX

          4.1       1998 Employee Stock Purchase Plan of the Company

          5         Opinion of Wilmer, Cutler & Pickering.

          24.1 Consent of Arthur Andersen LLP, independent certified public accountants dated December 22, 1997

          25        Power of attorney (included on signature page).